                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [   ]

CHECK THE APPROPRIATE BOX:
[X]  PRELIMINARY PROXY STATEMENT
[ ]  DEFINITIVE PROXY STATEMENT
[ ]  DEFINITIVE ADDITIONAL MATERIALS
[ ]  SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12

                                 FIBERCHEM, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      NONE
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X]     NO FEE REQUIRED.
[ ]     FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) AND 0-11.
         (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

         (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

         (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11:(1)

         (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

         (5) TOTAL FEE PAID:

[ ]      FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS:

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

(1)      AMOUNT PREVIOUSLY PAID:

(2)      FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

(3)      FILING PARTY:

(4)      DATE FILED:

---------
(1) SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED.

                                  [LETTERHEAD]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                NOVEMBER 29, 2000

TO THE STOCKHOLDERS OF FIBERCHEM, INC.:

                  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF THE STOCKHOLDERS (THE "ANNUAL MEETING") OF FIBERCHEM, INC., ("FIBERCHEM" OR THE "COMPANY") WHICH WILL BE HELD AT THE DOUBLETREE CLUB HOTEL, 7250 POLLOCK DRIVE, LAS VEGAS, NEVADA AT 10:00 A.M., PACIFIC TIME, ON NOVEMBER 29, 2000, TO CONSIDER AND ACT UPON THE FOLLOWING MATTERS:

                  (1) To elect three (3) Class A members, three (3) Class B members and two (2) Class C members to the Board of Directors. The members nominated by the Board of Directors are described in the accompanying Proxy Statement.

                  (2) To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company, $.0001 par value ("Common Stock"), from 150,000,000 to 500,000,000 shares of Common Stock.

                  (3) To approve an amendment to the Company's Certificate of Incorporation authorizing a change of the Company's name to "DecisionLink, Inc."

                  (4) To approve and adopt the 2000 Stock Option Plan for the Company.

                  (5) To ratify the appointment of Goldstein Golub Kessler LLP as the Company's auditors for the fiscal years ended September 30, 1999 and September 30, 2000.

                  (6) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The additional shares of Common Stock authorized in item 2 above would be used in part for issuance upon conversion or exchange of securities issued to acquire Intrex Data Communications Corp., a British Columbia corporation ("Intrex"). An explanation of the business combination with Intrex which was completed on July 27, 2000 is set forth in Exhibit A attached hereto. The change in the Company's name to DecisionLink, Inc. is also being proposed to carry out a requirement of the Intrex business combination agreement. The new name reflects the wider scope of the combined companies activities.

         Only stockholders of record at the close of business on October 5, 2000, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

         Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it without delay in the enclosed postage prepaid envelope. Your proxy will not be used if you are present and prefer to vote in person or if you revoke the proxy.

Dated: October 10, 2000
                                       BY ORDER OF THE BOARD OF DIRECTORS,


                                       MELVIN W. PELLEY, SECRETARY

                                 FIBERCHEM, INC.
                            1181 GRIER DRIVE, SUITE B
                             LAS VEGAS, NEVADA 89119
                                 (702) 361-9873


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 29, 2000

         These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of FiberChem, Inc., a Delaware corporation ("FiberChem" or the "Company"), for use at the Fiscal 1998 and1999 Annual Meeting of Stockholders of the Company and for any adjournment or adjournments thereof (the "Annual Meeting"), to be held at the DoubleTree Club Hotel, 7250 Pollock Drive, Las Vegas, Nevada at 10:00 a.m., Pacific time, on November 29, 2000, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors' proxy (the "Proxy") for the Annual Meeting is enclosed, by means of which you may indicate your votes as to each of the proposals described in this Proxy Statement. All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy.

          The affirmative vote by holders of a plurality of the votes cast for the election of directors at the Annual Meeting is required for the election of Directors. The affirmative vote of a majority of all outstanding shares of common stock and all of the outstanding shares with voting rights including the Common Stock, Series A, Pandel Series, and Special Series preferred stock (collectively, the "Voting Securities") is necessary to amend the Company's Certificate of incorporation to increase the number of authorized shares of Common Stock of the Company, $0.0001 par value ("Common Stock"), from 150,000,000 to 500,000,000 shares of Common Stock. The affirmative vote of a majority of all Voting Securities is necessary approve an amendment to the Certificate of Incorporation authorizing a change of the Company's name to "DecisionLink, Inc." The affirmative votes of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the Company's 2000 Stock Option Plan and to ratify the appointment of Goldstein Golub Kessler, LLP as the Company's auditors for the fiscal years ended September 30, 1999 and September 30, 2000.

         Directors and Officers of the Company own approximately 48.7% of the outstanding Voting Securities. In the absence of contrary instructions, shares represented by Proxy will be voted FOR the election of the nominees for Directors as set forth herein, FOR the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company, FOR an amendment to the Company's Certificate of Incorporation authorizing a change of the Company's name to "DecisionLink, Inc", FOR adoption of the 2000 Stock Option Plan and FOR the ratification of the appointment of the Company's auditors for the fiscal years ended September 30, 1999 and September 30, 2000. Shares represented by proxies which are marked "abstain" for Proposals 2, 3, 4, and 5 on the proxy card will not be included in the vote totals, and therefore will have the effect of a negative vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

         The Board of Directors does not anticipate that its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter shall come before the Annual Meeting or the nominees are not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matter in accordance with their best judgment.

         A stockholder may revoke his Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices in Las Vegas, Nevada, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person. All costs of this solicitation are to be borne by the Company.

         A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the executive offices of the Company, 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119, during ordinary business hours for ten days prior to the Annual Meeting. Such list shall also be available during the Annual Meeting.

         This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, the Proxy, the 1999 Annual Report to Stockholders, and the Quarterly Report on Form 10-QSB for June 30, 2000, are expected to be mailed commencing on or about October 10, 2000 to stockholders of record on October 5, 2000 (the "Record Date").

                                VOTING SECURITIES

         The securities entitled to notice of and to vote at the annual meeting consist of the Company's Common Stock, par value $.0001 per share, which is entitled to one vote per share; the Series A Preferred Stock, par value $.01 per share, which is entitled to ten votes per share; the Company's preferred stock designated as Special Shares, which is entitled to 100 votes per share; and the Company's Convertible Preferred Stock, Pandel Series, which is entitled to 100 votes per share. All holders of the Common Stock and the classes of preferred stock possessing voting power vote together as a single class, except where an additional class vote of the Common Stock or a class or series of preferred stock may be required by law. Under Delaware law, a class vote of the Common Stock is required to approve the proposal to amend the certificate of incorporation to increase the authorized number of common shares from 150,000,000 shares to 500,000,000 shares.

         The following table sets forth as of the Record Date, October 5, 2000, the number of shares of voting securities of each class outstanding, the number of votes entitled to be cast by the holders of each class of voting securities, the percentage of the total voting power represented thereby and the total number of votes entitled to be cast by the holders of all voting securities:


----------------------------------------------------------- ----------------------- ---------------- ---------------
                                                                                      Total number
                                                                    Shares                 of          Percentage
                     Title of Class                               Outstanding             votes         of votes
----------------------------------------------------------- ----------------------- ---------------- ---------------
Common Stock, par value $.0001 per share (1 vote per              66,069,634           66,069,634        19.53%
share)
----------------------------------------------------------- ----------------------- ---------------- ---------------
Series A preferred stock, par value $.01 per share (ten              207,848            2,078,480           *
votes per share)
----------------------------------------------------------- ----------------------- ---------------- ---------------


                                      -2-

----------------------------------------------------------- ----------------------- ---------------- ---------------
Special Shares, par value $.01 per share (100 votes per            1,803,473          180,347,300        58.44%
share)
----------------------------------------------------------- ----------------------- ---------------- ---------------
Pandel Series Preferred Stock, par value $.01 per share           675,282.22           67,528,222        21.36%
(100 votes per share)
----------------------------------------------------------- ----------------------- ---------------- ---------------
Total                                                                                 316,023,636         100%
----------------------------------------------------------- ----------------------- ---------------- ---------------

----------------
         * Less than 1%

         Directors and officers of the Company who own voting securities entitled to cast 153,982,104 (48.7%) votes at the annual meeting have indicated that they will cast all of their votes in favor of the election of management's nominees for director and in favor of Proposals 2,3,4 and 5. These directors and officers include Geoffrey F. Hewitt, Melvin W. Pelley, David S. Peachey, and Peter J. Lagergren who have entered into a voting agreement under which they have agreed, until July 27, 2002, to cast their votes in accordance with the recommendation of the Board of Directors on all matters submitted to stockholders.

         The following table sets forth certain information as of September 25, 2000 with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of shares of each class of the Company's voting securities by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of voting securities of any class, (ii) each nominee and Director of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all Officers and Directors as a group:

---------------------------------------------------------------------------------------------------------------------

                                                                                                      Percentage of
           Name and Address                             Amount and Nature of                         votes entitled
         of Beneficial Owner                    Beneficial Ownership(% of class) (1)                 to be cast(2)
         -------------------                    ------------------------------------                    ----------
---------------------------------------------------------------------------------------------------------------------
Geoffrey F. Hewitt (3)                 1,946,311 shares Common Stock (2.9%)(4)                                   *
---------------------------------------------------------------------------------------------------------------------
David S. Peachey                                                                                             17.7%
1500 West Georgia St., Suite 1400
Vancouver, British Columbia            56,018,224 shares Common Stock (45.9%)(5)
V6G 2Z6                                560,182 shares special stock (31.1%)

---------------------------------------------------------------------------------------------------------------------
Melvin W. Pelley    (3)                2,316,489 shares of Common Stock (3.4%)(6)                                *
---------------------------------------------------------------------------------------------------------------------
Peter J. Lagergren                                                                                           18.8%
3033 Kellway Drive, Suite 118          59,493,464 shares Common Stock (47.4%)(7)
Carrollton, TX 75006                   594,934.64 shares Pandel Series Stock (88.1%)
---------------------------------------------------------------------------------------------------------------------
Thomas A. Collins  (3)                 509,962 shares Common Stock (*)(8)                                        *
---------------------------------------------------------------------------------------------------------------------
Brian O'Neil                                                                                                  5.8%
1102-1425 West 6th Avenue              18,384,023 shares Common Stock (21.4%)(9)
---------------------------------------------------------------------------------------------------------------------


                                      -3-

---------------------------------------------------------------------------------------------------------------------
Vancouver, British Columbia            183,840 shares special stock(10.2%)
V6G 4H5
---------------------------------------------------------------------------------------------------------------------
Walter Haemmerli                                                                                              1.4%
Manport AG
Basteiplatz 3, CH 8001                 6,589,659 shares Common Stock (9.4%)(10)
Zurich, Switzerland                    168,872 shares of Series A Preferred Stock (81.3%)
---------------------------------------------------------------------------------------------------------------------
Irwin J. Gruverman                                                                                               *
30 Ossipee Road                        1,153,235 shares Common Stock (1.7%)(11)
Newton, MA  02164                      8,161 shares of Series A Preferred Stock (3.9%)
---------------------------------------------------------------------------------------------------------------------
Trevor S. Nelson                                                                                              3.4%
575 Main Street, Suite 201             10,856,652 shares Common Stock (14.1%)(12)
Penticton B.C., Canada V2A 5C6         108,566 shares special stock (6.0%)
---------------------------------------------------------------------------------------------------------------------
Byron A. Denenberg                                                                                               *
RCT Systems, Inc.
327 Messner Drive                      1,730,476 shares Common Stock (2.6%)(13)
Wheeling, IL 60090
---------------------------------------------------------------------------------------------------------------------
All Directors and Officers of                                                                                48.7%
FiberChem as a Group (10 persons)      158,998,495 shares Common Stock (73.1%)(14)
                                       852,588 shares special stock (47.3%)
                                       594,934.64 shares Pandel Series Stock
                                       (88.1%)
---------------------------------------------------------------------------------------------------------------------

-------------------------------
*        Represents less than one percent.


(1) Unless otherwise noted, FiberChem believes that all persons named in the table have sole investment power with respect to all shares of voting securities beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants, options or other rights or upon the conversion of convertible securities. Each beneficial owner's percentage ownership of any class of voting securities is determined by assuming that options, warrants or other rights or convertible securities that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days from the date hereof have been exercised or converted.

(2) Based on the total number of votes entitled to be cast and the number of shares of Voting Securities outstanding on the record date.

(3) The address of this person is c/o FCI Environmental, Inc., 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119.

(4) Includes an aggregate of 765,000 shares of Common Stock issuable upon exercise of a like number of options. Also includes 159 shares of Common Stock held by Mr. Hewitt's minor child.

(5) Includes 10,209,006 shares of Common Stock issuable in exchange for a like number of Intrex Class B Shares and 36,912,602 common shares issuable in exchange for a like number of Intrex Class B Shares upon the occurrence of certain events. Also includes 2,410,983 shares of Common Stock issuable in exchange for a like number of Intrex Class B Shares owned by Estero Capital Corp. and 6,485,633 shares of Common Stock issuable in exchange for a like number of Intrex Class B Shares owned by Estero Capital Corp. upon the occurrence of certain events. Mr. Peachey is the sole stockholder of Estero Capital Corp.

(6) Includes an aggregate of 530,000 shares of Common Stock issuable upon exercise of a like number of options and 555,958 shares of Common Stock issuable upon conversion of $65,000 in Convertible 9% Notes.

(7) Includes 13,561,700 shares of Common Stock issuable upon conversion of 135,617 shares of Pandel Series Preferred Stock and 45,931,764 common shares issuable upon conversion of 459,317.64 shares of Pandel Series Preferred Stock upon the occurrence of certain events.

(8) Includes an aggregate of 395,000 shares of Common Stock issuable upon exercise of a like number of options.

(9) Includes 9,418 shares of Common Stock issuable in exchange for a like number of Intrex Class B Shares and 25,334 common shares issuable in exchange for a like number of Intrex Class B Shares upon the occurrence of certain events. Also includes 4,972,652 shares of Common Stock issuable in exchange for a like number of Intrex Class B Shares owned by Pentland Resources Ltd., a Barbados corporation, and 13,376,619 shares of Common Stock issuable in exchange for a like number of Intrex Class B Shares owned by Pentland Resources Ltd. upon the occurrence of certain events. Mr. O'Neil is the beneficiary of a trust that owns 99% of the voting stock of Pentland Resources Ltd., however, such trust has no power to vote or dispose of the securities. A second trust has the power to appoint the sole director of Pentland Resources Ltd.. Mr. O'Neil does not have the power to control said second trust. The securities are deemed beneficially owned by the reporting person by reason of Rule 16a-8(a)(3). Mr. O'Neil disclaims beneficial ownership for any other purpose.

(10) Includes 32,000 Class D Common Stock Purchase Warrants, 3,586 shares of Series A Convertible Preferred Stock convertible into 35,860 shares of Common Stock, an aggregate of 125,000 shares of Common Stock issuable upon exercise of a like number of options, $156,000 of Senior Convertible 8% notes convertible into 678,261 shares of Common Stock held by Manport AG, of which company Mr. Haemmerli is Chief Executive Officer, and a $50,000 9% note convertible into 384,615 shares of Common Stock. Also includes 1,582,500 shares of Common Stock, 863,800 Class D Common Stock Purchase Warrants, and 165,286 shares of Series A Convertible Preferred Stock convertible into 1,652,860 shares of Common Stock, all held by Privatbank Vermag A.G., Chur Switzerland, as custodian for certain customers, of which company Mr. Haemmerli is Vice-Chairman.

(11) Includes an aggregate of 164,000 shares of Common Stock issuable upon exercise of a like number of options. Also includes 430,770 shares of Common Stock, 8,161 shares of Series A Convertible Preferred Stock, convertible into 81,610 shares of Common Stock, and a $50,000 note convertible into 384,615 shares of Common Stock held by G&G Diagnostics, L.P. II, of which Mr. Gruverman is a principal.

(12) Includes 2,942,153 shares of Common Stock issuable in exchange for a like number of Intrex Class B Shares and 7,914,499 common shares issuable in exchange for a like number of Intrex Class B Shares upon the occurrence of certain events.

(13) Includes an aggregate of 138,142 shares of Common Stock issuable upon exercise of a like number of options.

(14) Includes all shares of Common Stock issued and issuable as described in Notes 4 -13 above.

PROPOSAL 1:  ELECTION OF DIRECTORS

         Pursuant to Section 2 of Article III of the Company's By-Laws, as amended, the Board of Directors is divided into three classes, each of which is to be elected for staggered three-year terms subject to phase in terms of two years for the Class B and one year for the Class C Directors to be elected at the meeting. The Company's Board of Directors currently has eight (8) Directors, three (3) of which are to be elected as Class A Directors, three (3) as Class B Directors and two (2) are to be elected as Class C Directors at the Annual Meeting to hold office, subject to the provisions of the Company's By-Laws, for a staggered term and until his successor is duly elected and qualified. The Class A nominees are Geoffrey F. Hewitt, David S. Peachey and Irwin J. Gruverman. The Class B nominees are Peter J. Lagergren, Brian A. O'Neil and Walter Haemmerli. The Class C nominee is Trevor S. Nelson (collectively the Class A, B and C Nominees are the "Nominees") . The remaining member of the Board of Directors, Byron A. Denenberg, a Class C Director, was elected in August of 1998 for his respective three-year term. There is one vacancy on the Board for A Class C Director to be mutually agreed to by Geoffrey F. Hewitt and David Peachey.

         It is intended that the accompanying form of Proxy will be voted FOR the election as Directors of the Nominees named below, unless the Proxy contains contrary instructions. Proxies which direct the Proxy holders to abstain and do not direct the Proxy holders to vote for or withhold authority in the matter of electing Directors will be voted for the election of the Nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

         Management has no reason to believe that any Nominee will not be a candidate or will be unable to serve. However, in the event any Nominee should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

         The following persons are currently serving as Directors of the Company for their respective staggered terms including the seven Directors who are
Nominees:

               NAME               AGE       POSITIONS WITH OUR COMPANY                    TERM
   ----------------------------- ------- ---------------------------------- ----------------------------------
   Geoffrey F. Hewitt              56    Chairman, Chief Executive
                                         Officer, Class A Director                      2000-2003

   David S. Peachey                56    President, Chief Operating
                                         Officer, Class A Director                      2000-2003

   Irwin J. Gruverman              66    Class A Director                               2000-2003

   Peter J. Lagergren              53    Executive Vice President and
                                         Group President Communications
                                         Technology Division and Chief
                                         Technology Officer, Class B
                                         Director                                       2000-2002

   Brian A. O'Neil                 54    Executive Vice President,
                                         Corporate Development, Class B
                                         Director                                       2000-2002


                                      -7-

   Walter Haemmerli                71    Class B Director                               2000-2002

   Trevor S. Nelson                37    Class C Director                               2000-2001

   Byron A. Denenberg              65    Class C Director                               1998-2001

         GEOFFREY F. HEWITT has served as Chairman of the Board since November 14, 1997, and as Chief Executive Officer of the Company since April 1998. Mr. Hewitt was appointed as a Director of the Company on September 11, 1996. He has also served as a Director of FCI Environmental since April 1994 and as its President from April 1994 to November 1996 and as its Chairman and Chief Executive Officer since August 1995. Prior thereto, from 1977 until March 1994, Mr. Hewitt served as Vice President of worldwide sales and marketing for H.N.U. Systems, Inc., a manufacturer of environmental and material analysis instrumentation.

         DAVID S. PEACHEY has served as President, Chief Operating Officer and Director of the Company since July 27, 2000. He has served as a director of Intrex since October 1994 and as President and Chief Executive Officer of Intrex since July 1997. Since 1992, he has also served as President of Estero Capital Corp., a private investment company, which participates in investment and administration of industrial and high-tech based companies.

         IRWIN J. GRUVERMAN has served as Director of the Company since May 1994. Since 1990, Mr. Gruverman has served as the General Partner for G&G Diagnostics Funds, a venture capital business, and in 1982 founded and currently serves as Chairman of the Board of Directors and Chief Executive Officer of Microfluidics Corporation, an equipment manufacturer and process research and development company.

         PETER J. LAGERGREN has served as Director, President of the Communication Technology Division and Chief Technology Officer of the Company since July 27, 2000. He has served as an Officer and Director of Intrex since December 1994, and as President of Firebird Data Communications, Inc., now a subsidiary of Intrex, since 1992. Until 1997 and for more than five years prior thereto, Mr. Lagergren was also President of Pandel Instruments, Inc. a company engaged in the development, production and marketing of intelligent flow meters, satellite interface programs, mapping programs for tracking ships, fuel management systems, tank measuring devices, and communications software. Pandel Instruments, Inc. is now a subsidiary of FiberChem.

         BRIAN A. O'NEIL has served as Executive Vice President and a Director of the Company since July 27, 2000. Mr O'Neil has served as a director of Intrex since July 1997 and as its Vice President since July 1999. From 1996 to 1999 Mr. O'Neil was a Director of, and from 1996 to 1997 was Chief Executive Officer of Foreword Demonstrations Inc., Vancouver, BC, an Internet software development company specializing in the delivery of travel products to the on-line consumer. Mr. O'Neil also served as a consultant to Intravelnet.com Inc., an Internet and timeshare travel club sales organization from 1997 to 1999. From 1976 to 1995 Mr. O'Neil was founder and Chief Executive Officer of Fiorucci Fashions Ltd., a leading New Zealand garment distributor. Mr. O'Neil is a director of Paravision Technologies, Inc. Mainsbourne Communications, Inc., and Atex Garments, Ltd..

         WALTER HAEMMERLI has served as a Director of the Company since February 1990. Mr. Haemmerli has been the Chief Executive Officer since 1978 of Manport AG, Zurich, Switzerland, an investment management company owned by him. Mr. Haemmerli was employed by Union Bank of Switzerland, Geneva, Basel and Zurich from 1960 to 1978, holding the position of Vice President from 1970. Mr. Haemmerli serves on the Board of Directors and is Vice-Chairman of Privatbank Vermag AG, Chur, Switzerland, and is a Member of the Board of Directors of American Cold Storage, Inc., Louisville, Kentucky.

         TREVOR S. NELSON has served as a Director of the Company since July 27, 2000. He has served as a Director of Intrex since January 1996 and as Corporate Secretary of Intrex since July, 1997. Mr. Nelson is a Chartered Accountant and since 1994 he has served as the managing partner of The Stewart Thomas Group of Penticton, British Columbia, an independent financial planning company of which he was a founder. Mr. Nelson has also served as a member on the Board of Directors of Schmitt Industries, Inc. of Portland, Oregon since 1991.

         BYRON A. DENENBERG has served as a Director of the Company since August 1995. Mr. Denenberg is a Managing Partner of K B Partners, LLC, a venture capital firm specializing in early-stage technology investments. Mr. Denenberg was co-founder in 1969 of MDA Scientific, Inc. ("MDA"), a manufacturer and marketer of toxic gas monitoring systems, where he was CEO from inception until 1991. MDA was purchased by Zellweger Uster AG in 1988. Mr. Denenberg received a B.S. degree in Mechanical Engineering from Bucknell University, Lewisburg, Pennsylvania. He currently serves as a Director of RCT Systems, Inc., and Orbit Commerce, Inc. Mr. Denenberg was Chairman of MST Analytics, Inc. until its merger with ATMI, Inc. in November 1999.

The following are the names, ages and respective positions of the executive officers of the Company, who are not directors:

         THOMAS A. COLLINS has served as President of the Sensor Division since July 27, 2000, President of FCI Environmental since November 1996, and as Vice President of International Marketing and Product Development from March 1996 to November 1996. Prior thereto, from 1992, he was Director of International Sales and Product Marketing of Arizona Instrument Corporation, a manufacturer of environmental and control instrumentation; from 1990 to 1992 he was Director of Marketing of Wayne Division, Dresser Industries, Inc., a manufacturer of dispensing equipment for the gasoline industry; from 1986 to 1989 he was Manager of Domestic Retail Marketing for Diebold, Inc., a manufacturer of transaction terminals in the petroleum retailing market; and from 1968 to 1986 he held marketing and engineering positions at ARCO Petroleum Products Co.

         MELVIN W. PELLEY has been the Chief Financial Officer and Secretary of the Company since April 1994. Prior thereto, from 1988 he was Vice President of Finance and Administration of Acoustic Imaging Technologies Corporation, Phoenix, Arizona, a manufacturer of diagnostic ultrasound medical equipment. From 1983 to 1988 he was Director of Costs, Financial Planning and Analysis of Advanced Technology Laboratories, Inc., Bothell, Washington, which manufactures and markets real-time ultrasound medical diagnostic equipment. From 1977 to 1983, Mr. Pelley was Chief Financial and Administrative Officer for Advanced Diagnostic Research Corporation, Tempe, Arizona, a designer, manufacturer and marketer of diagnostic ultrasound scanners.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

         Officers serve at the discretion of the Board of Directors. All Directors hold office until the expiration of their terms and the election and qualification of their successors. The Company's Board of Directors is divided into three classes of approximately equal size with the members of each class elected, after an initial phase-in-period, to three-year terms expiring in consecutive years.

         In January 1993, the Company established a Stock Option Committee. The Stock Option Committee is responsible for the granting of stock options under the Company's Stock Option Plans. The Company also established a Compensation Review Committee, which is responsible for reviewing the compensation of the Company's executives and employees. In August 1995, Gerald T. Owens, a former Director, and Mr. Haemmerli were appointed to a single Compensation Review and Stock Option Committee. The Compensation and Stock Option Committee met two times during Fiscal 1998 and two times during Fiscal 1999. Also, in August 1995, Mr. Owens was appointed to a newly established Audit Committee and Mr. Gruverman was appointed to the Audit Committee in November 1997. The Audit Committee is responsible for recommending the independent public accountants to serve as the Company's auditors, reviewing and considering the actions of management in matters relating to audit functions, reviewing with such accountants the scope and results of their audit engagement, reviewing the financial statements and information included in the Company's filings with the Securities and Exchange Commission, reviewing the Company's system of internal controls and procedures and reviewing the effectiveness of procedures intended to prevent violations of laws and regulations. The Audit Committee met two times in Fiscal 1998 and two times during Fiscal 1999.

 (a)     SUMMARY COMPENSATION TABLE


                                                    Annual Compensation
                                     ------------- ------------ -----------------

                                                                     Other
Name of Individual          Fiscal    Salary($)     Bonus($)         Annual
and Principal Position       Year                               Compensation($)
--------------------------- -------- ------------- ------------ -----------------
Geoffrey F. Hewitt          1999     $217,134(1)
President and CEO of        1998     $211,932(1)     $ -             $  -
FiberChem, Inc. and CEO     1997     $205,000(2)     $ -             $  -
of FCI Environmental, Inc.


Melvin W. Pelley            1999     $139,479(3)
Chief Financial Officer of  1998     $139,200(3)
FiberChem, Inc. and of      1997     $136,708 (4)    $ -             $  -
FCI Environmental, Inc.


Thomas A. Collins           1999     $132,479(5)
President of                1998     $132,200(5)
FCI Environmental, Inc.     1997     $129,708 (6)    $ -            $ -

                                                          Long Term Compensation
                                                     ----------------------------------
                                                         Awards            Payouts
                                      -------------- ---------------- -----------------

                                       Restricted      Securities        Long-Term             All
Name of Individual           Fiscal       Stock        Underlying      Incentive Plan         Other
and Principal Position        Year      Awards($)    Options/SARs(#)     Payouts($)      Compensation($)
---------------------------  -------- -------------- ---------------- ----------------- -------------------
Geoffrey F. Hewitt           1999                        300,000
President and CEO of         1998                        240,000            $ -              $         -
FiberChem, Inc. and CEO      1997              -         125,000
of FCI Environmental, Inc.


Melvin W. Pelley             1999                        275,000
Chief Financial Officer of   1998                        180,000
FiberChem, Inc. and of       1997              -          75,000            $  -             $         -
FCI Environmental, Inc.


Thomas A. Collins            1999                        200,000
President of                 1998                        120,000
FCI Environmental, Inc.      1997              -          75,000            $  -              $         -

-------------

(1) Includes accrued but unpaid salary earned during Fiscal 1998 of $55,000 and during Fiscal 1999 of $55,000.

(2) Includes $14,808 in accrued but unpaid salary, earned during the period from June 15 through September 30, 1997

(3) Includes accrued but unpaid salary earned during Fiscal 1998 of $32,000 and during Fiscal 1999 of $36,123.

(4) Includes $8,615 in accrued but unpaid salary, earned during the period from June 15 through September 30, 1997.

(5) Includes accrued but unpaid salary earned in Fiscal 1998 of $25,000 and during Fiscal 1999 of $25,000.

(6) Includes $6,730 in accrued but unpaid salary, earned during the period from June 15 through September 30, 1997.

(b)      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                              Number of         Percent of Total
                              Securities          Options/SARs
                              Underlying             Granted              Exercise
                             Options/SARs          to Employees           Or Base                Expiration
Name of Individual             Granted             In Fiscal Year      Price($/Share)               Date
------------------------------------------------------------------------------------------------------------------
Geoffrey F. Hewitt             300,000               18.6%                $ 0.125              July 19, 2009
Melvin W. Pelley               275,000               17.1%                $ 0.125              July 19, 2009
Thomas A. Collins              200,000               12.4%                $ 0.125              July 19, 2009


(c) AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES



                                                        Number of Securities            Value of Unexercised
Name of Individual        Shares                        Underlying Unexercised           In-The-Money Options/SARs
Exercisable/              Acquired on                   Options/SARs at Fiscal Year      at Fiscal Year End ($)
Unexercisable             Exercise      Value           End (#) Realized ($)            Exercisable/ Unexercisable
------------------------- ------------- --------------- ------------------------------- ----------------------------
Geoffrey F. Hewitt             -              -                   765,000/$0                     $1,500/$0

Melvin W. Pelley               -              -                   534,000/$0                    $ 1,375/$0

Thomas A. Collins              -              -                   395,000/$0                     $1,000/$0

(d)      LONG-TERM INCENTIVE PLANS

         Effective January 1, 1994, the Company implemented an Internal Revenue Code Section 401(k) Profit Sharing Plan (the "Plan"). The Plan provides for voluntary contributions by employees into the Plan subject to the limitations imposed by Internal Revenue Code Section 401(k). The Company will match employee contributions at a rate of 50% of the employee's contribution up to a maximum of 2% of the employee's compensation. The Company matching funds are determined at the discretion of management and are subject to a five-year vesting schedule from the date of original employment.

(e)      DIRECTORS COMPENSATION

    Non-management directors receive options to purchase shares of Common Stock of the Company for serving on the Board of Directors and for service on official committees of the Board.

    On July 19, 1999, the Company granted options to purchase 50,000 shares of Common Stock at $0.125 per share, which was the market value of the Common Stock on that date, to each of its four non-management Directors. In addition the Company granted options to purchase an aggregate of 50,000 shares of Common

Stock to three of its non-management directors for service as members of the Audit Committee (15,000 shares to each of its two members) and Compensation and Stock Options Committee (10,000 shares to each of its two members).

(f)      EMPLOYMENT CONTRACTS

    Geoffrey F. Hewitt serves under an employment and non-competition agreement with the Company, effective July 27, 2000. Mr. Hewitt is currently compensated at a rate of $205,000 per annum and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract is terminable for cause. Since June 15, 1997, payment of approximately 27% (or $55,000 per annum) of Mr. Hewitt's salary has been deferred. In December 1998, Mr. Hewitt applied his total unpaid salary from June 1997 through December 1998 of $84,615 to the purchase of unsubscribed Units in the Company's Rights Offering ($16,640 after taxes). In July 1999, Mr. Hewitt applied his total unpaid salary from January 1999 through June 1999 of $27,500 ($16,640 after taxes) to the purchase of restricted shares of the Company's Common Stock. In June 2000 Mr. Hewitt applied the total unpaid salary from July 1999 through June 2000 to the exercise of Class E Common Stock Purchase Warrants. The same proportion of Mr. Hewitt's salary continues to be deferred.

    David S. Peachey serves under an employment and non-competition agreement with the Company, effective July 27, 2000. Mr. Peachey is currently compensated at a rate of $200,000 per annum, and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The Employment contract is terminable for cause. Since July 27, 2000, payment of approximately 25% (or $50,000 per annum) of Mr. Peachey's salary has been deferred.

    Melvin W. Pelley serves under an employment and non-competition agreement with the Company, effective July 27, 2000. Mr. Pelley is currently compensated at a rate of $132,000 per annum, and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract is terminable for cause. Since June 15, 1997, payment of approximately 24% (or $32,000 per annum) of Mr. Pelley's salary has been deferred. In December 1998, Mr. Pelley applied his total unpaid salary from June 1997 through December 1998 of $49,230 to the purchase of unsubscribed Units in the Company's Rights Offering ($29,395 after taxes). In July 1999, Mr. Pelley applied his total unpaid salary from January 1999 through June 1999 of $16,000 ($8,970 after taxes) to the purchase of restricted shares of the Company's Common Stock. In June 2000 Mr. Pelley applied his total unpaid salary from July 1999 through June 2000 to the exercise of Class E Common Stock Purchase Warrants.
The same proportion of Mr. Pelley's salary continues to be deferred.

    Peter J. Lagergren serves under an employment and non-competition agreement with the Company, effective July 27, 2000. Mr. Lagergren is currently compensated at a rate of $185,000 per annum, and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The Employment contract is terminable for cause. Since July 27, 2000, payment of approximately 22% (or $40,000 per annum) of Mr. Lagergren's salary has been deferred.

    Thomas A. Collins serves under an employment and non-competitive agreement with the Company, effective July 27, 2000. Mr. Collins is currently compensated at a rate of $125,000 per annum, and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract is terminable for cause. Since June 15, 1997, payment of approximately 20% (or $25,000 per annum) of Mr. Collins' salary has been deferred. In December 1998, Mr. Collins applied $12,000 (approximately one-third) of his total unpaid salary from June 1997 through December 1998 to the purchase of unsubscribed Units in the Company's Rights Offering ($6,146 after taxes). In July 1999, Mr. Collins applied $10,000 of his unpaid salary ($6,500 after taxes) to the purchase of restricted shares of the Company's Common Stock. In June 2000 Mr. Collins applied $20,000 of his deferred salary to the exercise of Class E Common Stock Purchase Warrants. The same proportion of Mr. Collins' salary continues to be deferred.

    Brian A. O'Neil serves under an employment and non-competition agreement with the Company, effective July 27, 2000. Mr. O'Neil is currently compensated at a rate of $125,000 per annum, and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The Employment contract is terminable for cause. Since July 27, 2000 payment of approximately 20% (or $25,000 per annum of Mr. O'Neil's salary has been deferred.

(g)      CONSULTING AGREEMENTS

    None.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Executive Compensation - Directors Compensation; Employment Contracts; and Consulting Agreements" for information concerning stock options granted and employment and consulting agreements entered into during Fiscal 1997-1999 with officers and Directors of the Company.

    In December 1997 and January and February 1998, four directors (Geoffrey Hewitt, Byron Denenberg, Irwin Gruverman and Walter Haemmerli) and an officer (Melvin Pelley) of FiberChem each advanced the Company a total of $50,000 and Mr. Haemmerli advanced an additional $75,000. These advances, aggregating $325,000, were evidenced by convertible promissory notes bearing interest at the rate of 8% per annum due five years from issuance. Each note and unpaid accrued interest aggregating $20,275 was cancelled on December 22, 1998 in payment for unsubscribed Units of the Rights Offering resulting in the issuance to the directors and officer of 1,569,431 shares of Common Stock and a like number of Class E Common Stock Purchase Warrants.

         Mr. Pelley advanced the Company $25,000 on February 27, 1998, and an additional $25,000 on July 1, 1998. Each of these advances is evidenced by a separate promissory note bearing interest at the rate of 8% per annum and were originally due on or before August 31, 1998. Mr. Pelley agreed to extend the due dates of the promissory notes. Mr. Pelley advanced FiberChem $25,000 on June 2, 1999 and $25,000 on June 3, 1999 evidenced by promissory notes bearing interest at the rate of 9% per annum and due three years from issuance. On June 19, 2000 these four notes and accrued interest thereon were applied to the exercise of 323,626 Class E Common Stock Purchase Warrants held by Mr. Pelley. Mr. Pelley advanced $25,000 on July 27, 1999 and $40,000 on September 29, 1999, Mr. Haemmerli advanced $50,000 on August 30, 1999 and Mr. Gruverman advanced $50,000 on July 26, 1999. Each of these advances is evidenced by a convertible promissory note bearing interest at the rate of 9% per annum and due three years from the date of issuance. Mr. Pelley advanced $200,000 on January 12, 2000, evidenced by a promissory note bearing interest at the rate of 12% per annum and due 3 years from the date of issuance. The note becomes convertible into Common Stock at the option of the holder only if the Company deems it has sufficient authorized shares available.

         In March and August 1998, the Company obtained loans aggregating $433,000 from Privatbank Vermag AG, a private investment bank with which Mr. Haemmerli is associated. These loans (the "Bridge Loans") were provided as interim financing until the Company completed its Rights Offering. The Bridge Loans bear interest at approximately 8.5% per annum. In addition, the Company agreed to issue to Privatbank, as additional consideration, 130,000 Units (consisting of 130,000 shares of Common Stock and Class E Warrants to purchase 130,000 shares of Common Stock). The Units were issued in October 1998 as part of the Rights Offering. Also, $50,000 of the Bridge Loans and $1,920 in accrued interest were converted to Common Stock and Warrants as part of the Rights Offering. The remaining $383,000 of Bridge Loans were due on July 15, 1999, when principal of $133,000 and accrued interest of $14,680 were converted to 1,136,000 shares of Common Stock. The due date of the remaining $250,000 principal amount was extended to October 15, 1999 and subsequently to September 29, 2000.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's copies of such forms received or written representations from certain reporting persons that no forms were required for those persons, the Company believes that, during the time period from October 1, 1998 to September 30, 1999, all filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with.


PROPOSAL 2:   AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
              INCREASE THE AMOUNT OF AUTHORIZED COMMON STOCK FROM
              150,000,000 TO 500,000,000 SHARES.

    At the Annual Meeting, Stockholders will be asked to ratify an amendment to the Company's Certificate of Incorporation (the "Certificate") proposed by resolution of the Board of Directors which would increase the number of authorized shares of Common Stock from 150,000,000 to 500,000,000 shares of Common Stock.

    The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

    The Company's authorized capital stock currently consists of a total of 150,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the Record Date, 102,331,380 shares of Common Stock were outstanding or were reserved for issuance for specific purposes. Of the shares reserved for issuance, there are 3,555,442 shares of Common Stock issuable upon exercise of outstanding employee options; 500,000 shares issuable upon the exercise of outstanding consultants' warrants; 1,895,175 shares issuable upon exercise of Class D Warrants; an aggregate of 10,502,093 shares issuable upon exercise of other outstanding Warrants; 747,826 shares issuable upon conversion of 8% Senior Convertible Notes (assuming a conversion price of $.23); Warrants to purchase 747,826 shares upon conversion of the outstanding notes; 1,325,188 shares issuable upon conversion of notes payable to officers, directors and affiliates; 683,784 shares issuable upon conversion of other notes payable; 2,078,480 shares issuable upon conversion of Series A Preferred Stock; 4,355,932 shares issuable upon conversion of Series B Preferred Stock and 9,870,000 shares issuable upon conversion of 12% senior convertible debentures and notes. The Common Stock has no preemptive or other subscription rights.

    The additional shares of Common Stock would be available for, among other things, issuance upon conversion or exchange of securities issued to acquire Intrex Data, Communications Corp., a British Columbia Corporation ("Intrex"). The total consideration that may eventually be issued by the Company for the business combination with Intrex and Pandel consists of up to approximately 252,220,000 shares of Common Stock. The number of shares of Common Stock which the Company has agreed to issue in the business combination presently exceeds the number of shares authorized for issuance and not reserved for other purposes. A summary of the business combination with Intrex is set forth in Exhibit A attached hereto.

    Additional shares would also be available for issuance for other purposes, which include employee benefit programs, at the discretion of the Board of Directors of the Company, without the delays and expenses ordinarily attendant upon obtaining further stockholder approval. In general, the additional authorized shares may be issued by the Board of Directors for such purposes without stockholder approval. The additional Common Stock would be available for dividends with respect to the Company's Preferred Stock and for other stock dividends. Additional shares of Common Stock would also provide needed flexibility for future financial and capital requirements so that proper advantage could be taken of propitious market conditions and possible business acquisitions. Additional shares of Common Stock could also be used to discourage hostile takeover attempts of the Company. The additional shares could be privately placed, thereby diluting the stock ownership of persons seeking to obtain control of the Company.

    The affirmative vote of the majority of outstanding shares of Common and Preferred Stock (Series A, Special Series, and Pandel Series) and the affirmative vote of the majority of outstanding shares of Common Stock voting separately as a class are required to ratify the amendment to the Certificate.

AMENDMENT TO RESTATED CERTIFICATE

    The proposed Amendment to the Certificate is as follows:

         "FOURTH: (a) The Corporation is authorized to issue 510,000,000 shares, consisting of 500,000,000 shares of Common Stock, $.0001 par value ("Common Stock"), 10,000,000 shares of preferred stock, $.01 par value ("Preferred Stock"). . ."

             THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF AND URGES
                 YOU TO VOTE "FOR" THE PROPOSED AMENDMENT OF THE
                  COMPANY'S CERTIFICATE OF INCORPORATION IN THE
                              FOREGOING PROPOSAL 2.


PROPOSAL 3:         APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
                    INCORPORATION TO AUTHORIZE THE CHANGE OF THE COMPANY'S NAME
                    TO "DECISIONLINK, INC."

    The Company's Board of Directors is asking the stockholders to vote on a proposal to authorize the amendment to the Company's certificate of Incorporation to change the name of the Company from "FiberChem, Inc." to "DecisionLink, Inc.," following the completion of the business combination with Interex.

The Company's Board of Directors has unanimously approved such an amendment to the Certificate of Incorporation.

    The purpose of the proposed name change is to reflect the broader scope of the Company's business following the combination of the Company and Intrex.

    Upon consummation of the proposed name change it will not be necessary to surrender stock certificates. Instead when certificates are presented for transfer, new certificates bearing the name DecisionLink, Inc. will be issued. If there exists any circumstances which would make consummation of the name change inadvisable in the judgment of the Company's Board of Directors, this proposal to amend the Certificate of Incorporation may be terminated by the Company's Board of Directors either before or after approval of the name change by the Company's Stockholders.

    The affirmative vote of the majority of outstanding shares of Common and Preferred Stock (Series A, Special Series, and Pandel Series) is required to ratify the amendment to the Certificate.

  THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF AND URGES YOU TO VOTE "FOR" THE
      AUTHORITY TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION CHANGING
       THE NAME OF THE COMPANY TO "DECISION LINK, INC." (PROPOSAL 3).


PROPOSAL 4:         APPROVAL AND ADOPTION OF THE 2000 STOCK OPTION PLAN FOR THE
                    COMPANY

    The Board of Directors of the Company, subject to stockholder approval, has adopted the Company's 2000 Stock Option Plan (the "2000 Plan"), which authorizes the grant of options to purchase an aggregate of 20,000,000 shares of Common Stock. As of September 25, 2000, no options to purchase shares of Common Stock have been granted under the 2000 Plan.

    The affirmative vote of a majority of the shares of the Voting Securities represented and entitled to vote at the Annual Meeting is required for approval of the 2000 Plan. The Board recommends a vote in favor of the 2000 Plan.

    The Board of Directors has deemed it in the best interest of the Company to establish the 2000 Plan so as to provide employees and other persons involved in the continuing development and success of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase Common Stock. The 2000 Plan authorizes additional options for grant to eligible participants since no options to purchase shares remain available for grant under the Company's 1994 Employee Stock Option Plan, 1995 Employee Stock Option Plan, and 1997 Employee Stock Option Plan; and 3,390,000 shares remain available under the 1999 Non-Qualified Stock Option Plan for which the Company did not obtain shareholder approval. It is the opinion of the Board of Directors that by providing the Company's employees and other individuals contributing to the Company and its subsidiaries the opportunity to acquire an equity investment in the Company, the 2000 Plan will maintain and strengthen their desire to remain with the Company, stimulate their efforts on the Company's behalf, and also attract other qualified personnel to provide services on behalf of the Company.

    The following statements summarize certain provisions of the 2000 Plan. All statements are qualified in their entirety by reference to the text of the 2000 Plan, copies of which are available for examination at the

Securities and Exchange Commission and at the executive office of the Company, 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119.

    The 2000 Plan allows the Company to grant incentive stock options ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Code and Stock Appreciation Rights ("SARs"). ISO's, NQSO's and SAR's may be collectively referred to as "Options." The vesting of one or more options granted hereunder may be based on the attainment of specified performance goals of the participant or the performance of the Company, one or more subsidiaries, parent and/or division of one or more of the above. The 2000 Plan is intended to provide the employees, directors, independent contractors and consultants of the Company with an added incentive to commence or continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. The Board of Directors has deemed it in the best interest of the Company to establish the 2000 Plan so as to provide employees and the other persons listed above the opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase Common Stock. The 2000 Plan is not subject to ERISA.

ELIGIBILITY FOR PARTICIPATION

    Under the 2000 Plan, ISOs or ISOs in tandem with SARs, which are subject to the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a)-(e), may be granted, from time to time, to employees of the Company, including officers, but excluding directors who are not otherwise employees of the Company. Options may be granted from time to time, under the 2000 Plan, to employees of the Company, officers, directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company (persons entitled to receive ISOs, NQSOs, and/or SARs are hereinafter referred to as "Participants"). ISOs and ISOs in tandem with SARs may not be granted under the 2000 Plan to any person for whom shares first become exercisable under the 2000 Plan or any other stock option plan of the Company in any calendar year having an aggregate fair market value (measured at the respective time of grant of such options) in excess of $100,000. Any grant in excess of such amount shall be deemed a grant of a NQSO. As of September 25, 2000, the Company had 32 employees (7 of whom are also Officers or Directors) who are eligible for grants of one or more types of Options under the 2000 Plan. The Company cannot presently compute the number of non-employees who may be entitled to NQSOs.

ADMINISTRATION

    The 2000 Plan is to be administered by the Board of Directors of the Company and/or by a stock option or compensation committee (the administrator of the 2000 Plan, whether the Board of Directors itself or a committee thereof, is hereinafter referred to as the "Committee" unless the context otherwise requires) which shall be comprised solely of at least two "outside directors" (as such term is defined under Section 162(m) of the Code. The Committee will have the authority, in its discretion, to determine the persons to whom options shall be granted, the character of such options and the number of shares of Common Stock to be subject to each option. The Board of Directors may administer the 2000 Plan; provided, however, that in the event a Committee has been appointed, the Committee will administer the 2000 Plan with respect to employees included within the term "covered employee" under Section 162(m) of the Code.

TERMS OF OPTIONS

    The Terms of Options granted under the 2000 Plan are to be determined by the Board of Directors or the Committee. Each Option is to be evidenced by a stock option agreement between the Company and the person to whom such option is granted, and is subject to the following additional terms and conditions:

      (a) EXERCISE OF THE OPTION: The Committee will determine the time periods during which Options granted under the 2000 Plan may be exercised. An Option must be granted within ten (10) years from the date the 2000 Plan was adopted or the date the 2000 Plan is approved by the stockholders of the Company, whichever is earlier. Options will be exercisable in whole or in part at any time during the period but will not have an expiration date later than ten (10) years from the date of grant. Unless otherwise provided in any option agreement issued under the 2000 Plan, any Option granted under the 2000 Plan may be exercisable in whole or in part at any time during the exercise period and except for performance based options, must become fully exercisable within five years from the date of its grant, and not less than 20% of the Option shall become exercisable on an aggregate basis by the end of any of the first five years of the Option. The Committee may, in its sole discretion, accelerate any such vesting period after the grant thereof. Notwithstanding the above, ISOs or SARs granted in tandem with ISOs, granted to holders owning directly or through attribution more than 10% of the Company's Common Stock are subject to the additional restriction that the expiration date shall not be later than five (5) years from the date of grant. An Option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company in cash or certified check, or if permitted by the instrument of grant, with respect to an ISO, or at the discretion of the Committee with respect to NQSOs, by delivery of Common Stock having a fair market value equal to the Option Price, by delivery of an interest bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the Code or by a combination of cash, shares of Common Stock and promissory notes. Furthermore, in the case of a NQSO, at the discretion of the Committee, the Participant may have the Company withhold from the Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and/or the withholding amount due.

      (b) OPTION PRICE: The option price of an NQSO or an SAR granted in tandem with an NQSO granted pursuant to the 2000 Plan is determined in the sole discretion of the Committee. The option price of an ISO or SAR granted in tandem with an ISO pursuant to the 2000 Plan shall not be less than the fair market value thereof at the date of grant. Such fair market value of an ISO shall be determined by the Committee and, if the Common Stock is listed on a national securities exchange or quoted on The Nasdaq Stock Market, Inc., the fair market value shall be the closing price of the Common Stock, or if closing prices are not available or the Common Stock is quoted on the National Association of Securities Dealers, Inc. ("NASD") OTC Bulletin Board ("OTCBB") or otherwise in the over-the-counter market, the mean of the closing bid and asked prices of the Common Stock as reported by The Nasdaq Stock Market, Inc., the NASD, the OTCBB or the National Quotation Bureau, Inc., as the case may be, on such date, or if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. ISOs or SARs granted in tandem with ISOs, granted to holders owning directly or through attribution, more than 10% of the Company's Common Stock are subject to the additional restriction that the option price must be at least 110% of the fair market value of the Company's Common Stock on the date of grant.

      (c) TERMINATION OF EMPLOYMENT OR CONSULTING AGREEMENT; DEATH; DISABILITY:
    Except as provided in the 2000 Plan, or otherwise extended by the Committee in its sole discretion, upon voluntary termination of employment with the Company, or, in the case of a consultant, termination of the consulting relationship prior to the termination of the term thereof a holder of an Option under the 2000 Plan may exercise such Option to the extent such Option was exercisable as of the date of termination at any time within thirty (30) days after the date of such termination. Except as provided herein, or otherwise determined by the Board of Directors or the Committee in its sole discretion, if such employment or consulting relationship shall terminate for any reason other than death, voluntary termination by the employee or for cause, then such Options may be exercised at anytime within three (3) months after such termination. Notwithstanding the above, unless otherwise determined by the Committee in its sole discretion, any Options granted under the 2000 Plan shall immediately terminate in the event the Optionee is terminated as a result of the Optionee having not adequately performed the services for which he/she/it was hired.

      Unless extended by the Committee, if the holder of an Option granted under the 2000 Plan dies (i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment, such option may be exercised at anytime determined by the Committee, but in no event within less than six months after death by a legatee or legatees of such option under such individual's last will or by such individual's estate, to the extent such option was exercisable as of the date of death or date of termination of employment, whichever date is earlier.

      If the holder of an Option under the 2000 Plan becomes disabled within the definition of Section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such Option may be exercised at any time within six months after such holder's termination of employment due to the disability.

       An Option may not be exercised except to the extent that the holder was entitled to exercise the option at the time of termination of employment or death unless otherwise extended by the Committee in its sole discretion, and in any event it may not be exercised after the original expiration date of the Option.

      (d) NONTRANSFERABILITY OF OPTIONS; NO LIENS: ISOs and SARs granted in tandem with ISOs shall be nontransferable and nonassignable except by will or the laws of intestacy, and any ISO or SAR in tandem with an ISO is exercisable during the lifetime of the Optionee only by the Optionee, or in the event of his or her death, by a person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Optionee. The Board or its Committee has the right to grant options other than ISO's or SAR's in tandem with ISO's which may or may not be transferable or assignable.

    The option agreement may contain such other terms, provisions and conditions not inconsistent with the 2000 Plan as may be determined by the Committee.

TERMINATION; MODIFICATION AND AMENDMENT

    The 2000 Plan (but not options previously granted under the 2000 Plan) shall terminate ten years from the earlier of the date of its adoption by the Board of Directors or the date the 2000 Plan is approved by the stockholders of the Company. No Option will be granted after termination of the 2000 Plan.

    The Board of Directors of the Company may terminate the 2000 Plan at any time prior to its expiration date, or from time to time make such modifications or amendments of the 2000 Plan, as it deems advisable. However, the Board of Directors may not, without the approval of a majority of the then shares of the capital stock of the Company present in person or by proxy at an Annual or Special Meeting of Stockholders and entitled to vote thereon, except under conditions described under "Adjustments Upon Changes in Capitalization," increase the maximum number of shares as to which options may be granted under the 2000 Plan, materially change the standards of eligibility under the 2000 Plan, or adopt a new plan.

    No termination, modification or amendment of the 2000 Plan may adversely affect the terms of any outstanding Options without the consent of the holders of such Options.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

    In the event that the number of outstanding shares of Common Stock of the Company is changed by reason of recapitalization, reclassification, stock split, stock dividend, combination, exchange of shares, or the like, the Board of Directors of the Company will make an appropriate adjustment in the aggregate number of shares of Common Stock available under the 2000 Plan, in the number of shares of Common Stock reserved for issuance upon the exercise of then outstanding Options and in the exercise prices of such Options. Any adjustment in the number of shares will apply proportionately only to the unexercised portion of Options granted under the 2000 Plan. Fractions of shares resulting from any such adjustment shall be revised to the next higher whole number of shares.

    In the event of the proposed dissolution or liquidation of substantially all of the assets of the Company, all outstanding Options will automatically terminate, unless otherwise provided by the Board of Directors.
Federal Income Tax Consequences.

    The following discussion is only a summary of the principal federal income tax consequences of the Options granted under the 2000 Plan and is based on existing federal law, which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences discussed below. Accordingly, optionees should consult their own tax advisors.

    NQSOs. No income will be recognized by an Option recipient upon the grant of an NQSO. On the exercise of an NQSO, the optionee will generally have ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding. Upon a later sale of such shares, the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold.

    ISOs. No income will be recognized by an Option recipient upon the grant of an ISO. Also, the optionee will recognize no income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time as if the option were an NQSO). If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the options and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option price will be taxed to the optionee as a long-term capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will have ordinary income in the year of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the Option exercise or the sale of the stock and the optionee will have capital gain or loss, long-term or short-term, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the option price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

    SARs. The grant of an SAR is generally not a taxable event for the optionee. Upon the exercise of an SAR the optionee will recognize ordinary income in an amount equal to the amount of cash and with respect to SARs granted in tandem with NQSOs, the fair market value of any shares of Common Stock received upon such exercise, and the Company will be entitled to a deduction equal to the same amount. However, if the sale of any shares received would be subject to Section 16(b) of the Securities Exchange Act of 1934, ordinary income attributable to such shares received will be recognized on the date such sale would not give rise to a Section 16(b) action, valued at the fair market value at such later time, unless the optionee has made a Section 83(b) election within 30 days after the date of exercise to recognize ordinary income as of the date of exercise based on the fair market value at the date of exercise.

    The foregoing discussion is only a brief summary of the applicable federal income tax laws as in effect on this date and should not be relied upon as being a complete statement. The federal tax laws are complex, and they are subject to legislative changes and new or revised judicial or administrative interpretations at any time. In addition to the federal income tax consequences described herein, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which the grantee works and/or resides.

NEW PLAN BENEFITS

    The table of "Option/SAR Grants in Last Fiscal Year" under "Executive Compensation -- (b) Option/SAR Grants in Last Fiscal Year" provides information with respect to the grant of options to the Named Executive Officers during fiscal 1999. Information regarding options granted to non-employee Directors during fiscal 1999 is set forth under the heading "Executive Compensation -- (e) Directors Compensation."

    As of July 27, 2000, no options had been granted or allocated under the 2000 Plan.

OTHER STOCK OPTION PLANS

    In May 1999 the Company's Board of Directors adopted the 1999 Non-Qualified Stock Option Plan that was not submitted for shareholder approval, covering an aggregate of 5,000,000 shares of Common Stock. As of September 25, 2000, the Company has issued options to purchase 1,610,000 shares of Common Stock at a price of $0.125 per share under the 1999 Plan to Employees and Consultants of Environmental and Directors of the Company. An aggregate of 3,390,000 options remain available for grant under the 1999 Plan.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
      APPROVAL OF THE ADOPTION OF THE 2000 STOCK OPTION PLAN (PROPOSAL 4).


PROPOSAL 5:  RATIFICATION OF THE APPOINTMENT OF AUDITORS

    The Board of Directors has appointed Goldstein Golub Kessler LLP as Independent auditors for the Company's fiscal years ended September 30, 1998 and 1999. This firm has audited the accounts of the Company since 1997. This firm performed audit services in connection with the examination of the consolidated financial statements of the Company for its fiscal years ended September 31, 1998 and 1999. In addition the firm has rendered other services including the review of financial statements and related information in various registration statements and filings with the SEC including quarterly reports on Form 10-Q.

    If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Board of Directors will reconsider the appointment. Representatives of Goldstein Golub Kessler LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S AUDITORS (PROPOSAL 5).


OTHER MATTERS

    The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposal of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

EXPENSES

    The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

STOCKHOLDER PROPOSALS

    No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $2,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders, will be submitted timely only if the proposal has been received at the Company's executive offices no later than June 20, 2001. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

    Even if the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words with a supporting statement if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

    Copies of the Company's Annual Report on Form 10-KSB for the year ended September 30, 1998 and 1999, as amended, the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, and the Company's Current Report on Form 8-K , as amended, (date of earliest event reported July 27, 2000) as filed with the Securities and Exchange Commission, including the financial statements (but without exhibits), can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Melvin W. Pelley, the Company's Secretary, FiberChem, Inc., 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119.

                                    BY ORDER OF THE BOARD OF DIRECTORS



LAS VEGAS, NEVADA                           MELVIN W. PELLEY
OCTOBER 10, 2000                            SECRETARY

                                    EXHIBIT A

                           SUMMARY OF THE COMBINATION

    The following is a summary of certain information contained elsewhere in this Proxy Statement and the Annexes hereto. This summary does not contain a complete statement of all material information relating to the business combination between the FiberChem, Inc. ("FiberChem" or the "Company") and Intrex Data Communications Corp of Vancouver, British Columbia ("Intrex") and is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained in the Company's current or periodic reports filed under the Securities Exchange Act of 1934. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement.

    This summary includes forward-looking statements relating to the FiberChem's operations that are based on Management's and third parties' current expectations, estimates and projections. These statements are not guarantees of future performances and actual results could differ materially. The statements in this summary regarding FiberChem's business combination with Intrex, the combined entity's delivery of services over the Internet and the size of the market for the combined company's services are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the combined entity's ability to market its services using the two companies' technologies, the timely development and acceptance of new products, final promulgation and enforcement of regulations, the impact of competitive products and pricing, the timely funding of customer's projects, customer payments to FiberChem and other risks detailed from time to time in FiberChem's SEC reports.

BACKGROUND AND REASONS FOR THE BUSINESS COMBINATION

    In 1998, FiberChem's Board of Directors authorized its management to undertake a strategy of diversification away from total reliance on the regulated environmental markets on which the Company depended for its livelihood. This was primarily due to the persistent delays in promulgation and then, more importantly, enforcement of those governmental regulations on which the Company's revenues depended. This strategy was outlined in the proxy material for the Annual Meeting held on August 31, 1998 and received overwhelming support from the FiberChem shareholders. Over the next several months, management evaluated several opportunities for mergers and acquisitions. In April 1999, Intrex retained Entrenet Group, LLC, a business advisory group, to provide Intrex with advice on strategic planning, including merger and acquisition strategies. With the assistance of Entrenet, Intrex and FiberChem began discussions with a view toward a business combination and, in July 1999, FiberChem and Intrex entered into and announced the signing of a letter of intent for a business combination and in December 1999 entered into a definitive Arrangement Agreement. In June, 2000, FiberChem entered into an Amended Arrangement Agreement.

    Management of both companies believe that the combined business, to be known as DecisionLink, can establish itself as a leading provider of corporate remote asset monitoring and control systems, combining Intrex's satellite and wireless communication technology with FiberChem's sensor technology, to greatly reduce the cost of transmitting and monitoring data acquired from remote, mobile or difficult to service multiple locations. These large potential cost savings are expected to open opportunities for the combined company in markets such as residential and commercial propane gas tanks, oil wells, oil and gas pipelines and vehicle fleets.

TERMS OF THE TRANSACTION

    On December 6, 1999, FiberChem and Intrex entered into an Arrangement Agreement providing for a business combination of the two companies on terms providing each company's shareholders with approximately 50% of the equity in the combined business. In order to address various tax and legal issues and the significant contribution expected to result from various Intrex business opportunities which were not contemplated at the time of the original agreement, FiberChem and Intrex entered into an Amended Arrangement Agreement on June 3, 2000, a copy which is attached as an Exhibit to the Form 8-K filed with the SEC on June 21, 2000. The Intrex business combination was completed on July 27, 2000. The terms of the amended business combination provided for (i) the acquisition by FiberChem of 75.11% of the outstanding Intrex voting shares through a Plan of Arrangement under British Columbia law and (ii) the acquisition of the remaining Intrex common shares through the merger of Pandel Instruments, Inc., a Texas corporation, which owns the remaining 24.89% of Intrex's outstanding common shares, with and into a wholly-owned subsidiary of FiberChem (the "Pandel Merger"). The merger consideration issuable in the two transactions provides Intrex shareholders with approximately 50% of the combined Company with the opportunity to increase their equity participation in the combined Company from 50% up to 80% if certain milestones related to the Intrex business are met during a two year period following the closing. Subsequent to closing, the only voting shares in Intrex are held by a wholly-owned subsidiary of FiberChem.

    Under the Amended Arrangement Agreement, all the outstanding Intrex shares other than those acquired through the Pandel Merger, were converted into 175,240,930 shares of a new class of non-voting Intrex stock designated as Intrex Class B Shares and 1,752,409 shares of a newly designated class of FiberChem preferred stock designated as Special Shares. Of these shares, 127,758,403 Class B Shares and 1,277,584 Special Shares were deposited by the Intrex shareholders participating in the Arrangement Agreement into escrow pursuant to pooling agreements, subject to release to the shareholders in installments if certain milestones related to Intrex's business are met by the second anniversary of the closing.

    An additional 9,450,000 Class B Shares and 94,500 Special Shares were issued to David Peachey, Intrex's President and Chief Executive Officer, under a Compensation Agreement entered into among Mr. Peachey, Intrex and FiberChem. All 9,450,000 shares were deposited in escrow and will be subject to release to Mr. Peachey upon achievement of the pooling agreement milestones in the same proportions as the shares under the pooling agreement are released to Intrex shareholders.

    Each Intrex Class B Share (other than the shares on deposit under the pooling agreements) can be redeemed by the holder beginning not later than December 31, 2000, in exchange for one share of Common Stock. Until exchanged, each Class B Share will be entitled to receive the same dividends and distributions as a share of FiberChem Common Stock and each Special Share will be entitled to one hundred votes, or the same number of votes possessed by the shares of FiberChem Common Stock for which the related Class B Shares can be exchanged. The Special Shares are subject to redemption for nominal consideration when the related Class B Shares are redeemed. The exchange of Intrex common shares into Intrex Class B Shares and FiberChem Special Shares is intended to allow Intrex shareholders to defer what might otherwise be a taxable disposition if the Intrex shares were directly exchangeable for shares of FiberChem Common Stock.

    Pursuant to the Pandel Merger Agreement, Pandel was merged into Pandel Mergerco, Inc., a wholly-owned FiberChem subsidiary, which thereby acquired ownership of Intrex's common shares formerly owned by Pandel. Under the Pandel Merger Agreement, the Pandel shareholders received 580,782.22 shares of a new class of FiberChem Convertible Preferred Stock (designated Pandel Series Preferred Stock and convertible into 58,078,222 shares of Common Stock). The 58,078,222 shares of Common Stock issuable upon conversions of the Pandel Series Preferred stock represent the number of Intrex Class B Shares that Pandel otherwise would have received in exchange for its Intrex common shares under the Amended Arrangement Agreement. The Pandel shareholders were required to deposit 423,393.22 shares of Pandel Series Preferred stock (72.90% of the 580,782.22 Shares of Pandel Series Preferred Stock) under pooling agreements similar to the Intrex pooling agreement described above. These shares are also be subject to proportionate release on the same terms and conditions as the Intrex pooling agreement referred to above. The Pandel Merger transaction is intended to qualify as a tax free reorganization under Section 368 of the United States Internal Revenue Code of 1986, as amended.

    An additional 94,500 shares of FiberChem's Pandel Series Preferred Stock have been issued to Peter Lagergren under a Compensation Agreement entered into between Mr. Lagergren and FiberChem. Mr. Lagergren became President of the Communications Division, Chief Technology Officer, and a Director of FiberChem on July 27, 2000. All 94,500 shares were deposited into escrow, pursuant to the terms of a pooling agreement. These shares will be released to Mr. Lagergren, in installments, if certain milestones related to FiberChem's business are met by the second anniversary of the closing.

    The business and operations of Pandel are not significant to the combined companies, except for Pandel's ownership of 24.89% of the outstanding common shares of Intrex and except that a component of Intrex's proprietary data communications technology is licensed to Intrex by Pandel. Pandel and Peter Lagergren, its principal shareholder, have agreed to indemnify FiberChem against certain liabilities, including liabilities for breach of representations and warranties made by Pandel and Peter Lagergren in the Pandel Merger Agreement.

    As provided in the Pandel Merger Agreement, FiberChem issued the Pandel Series Preferred Stock because it did not have a sufficient number of authorized shares of Common Stock to satisfy its obligation to deliver Common Stock pursuant to the Pandel Merger Agreement or Mr. Lagergren's Compensation Agreement. The Pandel Series Stock is mandatorily convertible into shares of Common Stock when a sufficient number of shares of Common Stock are authorized.

    As of September 25, 2000, 102,331,380 shares of Common Stock were outstanding or were reserved for issuance for specific purpose. FiberChem has available and not reserved for issuance for other purposes a total of 47,668,620 shares of Common Stock, which is not sufficient to cover FiberChem's obligations to issue Common Stock pursuant to the Arrangement Agreement and the Pandel Merger Agreement of approximately 252 million shares.

    FiberChem agreed in the Arrangement Agreement to call a meeting of its shareholders to amend FiberChem's certificate of incorporation to increase the amount of its authorized Common Stock to not less than 500,000,000 shares. Commencing on the earlier of December 31, 2000, or the date FiberChem notifies Intrex that the authorized Common Stock of FiberChem has been increased to not less than 500,000,000 shares, the holders of the Intrex Class B Shares may require Intrex to redeem the Class B Shares in exchange for proceeds of redemption equal to the market value of one share of FiberChem Common Stock, which may be paid at the election of FiberChem by delivery of one share of FiberChem Common Stock or in cash. If FiberChem does not authorize at least 500,000,000 additional shares of Common Stock by December 31, 2000, FiberChem will only be able to satisfy its obligation to redeem the Intrex Class B Shares by payment in cash.

CLOSING

    The business combination closed on July 27, 2000. The proposals in the accompanying Proxy Statement to change the name to Decision Link and to increase capitalization are being made pursuant to undertakings made by FiberChem in the Arrangement Agreement and the Pandel Merger Agreement.

OPINION OF FINANCIAL ADVISORS

    The respective Boards of Directors of FiberChem and Intrex received the opinions of independent financial advisor that the consideration received in the business combination was fair to their respective shareholders from a financial point of view.

AGREEMENTS AFFECTING THE COMPANIES AFTER THE COMBINATION

    The Arrangement Agreement includes a number of agreements affecting the post combination management and operations of the combined entity. Set forth below is a summary of certain of the material terms included in certain of such agreements. The Amended Arrangement is filed as an exhibit to the Current Report on Form 8-K (date of the earliest event reported June 2, 2000, filed with the Securities and Exchange Commission.

    LOCK-UP AGREEMENT. Principal stockholders of Intrex and FiberChem who will initially own approximately 154,091,957 shares (50.5% of the then outstanding shares) of FiberChem Common Stock (or securities of FiberChem or Intrex exchangeable for or convertible into such number of shares of Common Stock) entered into a lock-up agreement limiting their public sales of any Common Stock owned by them including any shares of Common Stock which may be obtained upon the release to them under the pooling agreement of securities convertible into or exchangeable for FiberChem Common Stock during the twelve month period following the closing of the business combination to the amount which would be eligible for sale by an affiliate under Rule 144 unless otherwise approved by FiberChem.

    COMPOSITION OF BOARD OF DIRECTORS AND VOTING AGREEMENT. Geoffrey F. Hewitt, Melvin Pelley, David S. Peachey and Peter Lagergren, the principal executive officers of FiberChem and Intrex entered into a voting agreement providing that the FiberChem Voting Securities held by them or over which they have voting power will be voted by each of them during a two year period following the closing of the business combination to elect a board of directors consisting of nine persons, four of whom will be nominated by David S. Peachey and Peter Lagergren, who are the principal executive officers of Intrex; four of whom will be nominated by Geoffrey Hewitt, the chief executive officer of FiberChem; and the ninth of whom will be nominated jointly by Geoffrey Hewitt and David S. Peachey, or, if they are unable to agree on a nominee, a person chosen by the other eight directors. The voting agreement will also provide that the signatories will vote their shares in accordance with the proposals put forward and recommended by the Board of Directors.

    REGISTRATION RIGHTS. If the shares of Common Stock issued to former Intrex shareholders cannot be sold during the lock-up period in accordance with the limitations of Rule 144, FiberChem has agreed to file a registration statement covering the re-sale of such shares, to cause the registration statement to become effective and to maintain its effectiveness for a period of two years. In addition, if after the expiration of lock-up period and for a period of two years thereafter, former Intrex shareholders cannot sell their FiberChem stock in accordance with the limitations of Rule 144, FiberChem, at the request of the holders of at least 25% of the remaining shares of Common Stock held by former Intrex shareholders, will file and cause to become effective a registration statement covering the re-sale of such shares and will maintain the effectiveness of such registration statement for a period of two years.

    POOLING AGREEMENT SHARES. Out of a total of approximately 252,220,000 shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) which have been issued to Intrex and Pandel shareholders as consideration for the business combination, 189,000,000, or 75%, of the shares (62% of the 305,096,000 total number of all shares of FiberChem Common Stock to be issued and outstanding) deposited into escrow pursuant to various pooling agreements and will be subject to release in whole or in part to the Intrex and Pandel shareholders only if certain milestones related to Intrex's business are met during a two year period following the closing of the business combination. The pooling agreements provide that any shares which have not been released by the expiration of the two-year period will be cancelled. Holders of shares subject to the pooling agreements will be entitled to receive dividends paid by the Company but, except for shares issued to Pandel shareholders and except with the consent of FiberChem, will not be entitled to associated FiberChem voting rights.

    EMPLOYMENT AND NON-COMPETITION AGREEMENTS. As a condition to the closing, David S. Peachey, Peter Lagergren, Geoffrey Hewitt, Melvin Pelley, Brian O'Neil and Thomas Collins each entered into an employment agreement and non-competition agreement with FiberChem. In addition, as a further condition to the closing, FiberChem entered into separate Compensation Agreements with each of David S. Peachey and Peter Lagergren providing for the issuance to each of them of securities convertible into or exchangeable for 9,450,000 shares of Common Stock, which securities have been deposited into escrow subject to release to them, in whole or in part, upon achievement within two years of the Intrex business milestones contained in the pooling agreements.

    FIBERCHEM SPECIAL MEETING OF STOCKHOLDERS. FiberChem agreed in the Arrangement Agreement that within 90 days after the closing of the business combination it will call and hold a shareholders' meeting at which the shareholders of FiberChem will be asked to approve a resolution to increase the number of authorized shares of Common Stock to 500,000,000 shares. FiberChem has agreed to use its best efforts to solicit proxies or otherwise cause its shareholders to vote in favor of the resolution. If FiberChem's stockholders do not authorize the additional shares of Common Stock by December 31, 2000, then FiberChem's obligation to redeem each Intrex Class B Share in exchange for one share of Common Stock can be satisfied only by a cash payment in an amount equal to the market value of a share of Common Stock. The accompanying Proxy Statement relates to the special meeting of shareholders of FiberChem which has been called to satisfy this agreement.

    ENTRENET AGREEMENT. On April 12, 2000, FiberChem, Intrex and Entrenet entered into an agreement providing for the settlement of Intrex's obligation to compensate Entrenet for advisory services. Under the agreement, upon the closing of the business combination, Intrex's obligations to Entrenet were settled for a payment of $3,557 in cash; 3,000,000 shares of Common Stock; a 10% Subordinated Convertible Note in the amount of $126,500 convertible into Common Stock at a conversion price of $0.185 per share; and a four year warrant to purchase 960,000 shares of Common Stock at a price of $0.185 per share.

                               COMBINED OPERATIONS

         The conclusion of the merger of FiberChem with Intrex Data Communications Corp. of Vancouver, BC, and Dallas, TX, has resulted in a new company, to be named DecisionLink, Incorporated, which will operate in the global wireless remote asset monitoring marketplace.

         The business combination of FiberChem and Intrex has in management's opinion produced many new marketing opportunities. Management believes that the ability to collect data on a real time basis through FiberChem's sensor technology combined with Intrex's communications technology offers the combined Company a unique opportunity for rapid growth in the expanding wireless data communications market. It provides us with the ability to transmit and monitor data from remote or difficult to reach assets and locations.

         The combined products and services are particularly suitable for monitoring individual residential and commercial propane gas tanks, oil and gas wells, pipelines, compressors, vehicle fleets, fuel storage tanks and other related applications. The Company will now be able to provide Intrex communication modules as a new component to its existing business in the above or below ground storage tank, offshore platform monitoring, and its chemical sensor marketplaces.

         FiberChem/DecisionLink's Intrex Division provides low-cost, proprietary Internet and communications technology for transmitting data to or from remote or mobile assets on a real-time basis using ORBCOMM's and Norcom's satellite services and other wireless data systems. Data is routed through Intrex's global network that acts as a data gateway and applications service provider. This allows customers to monitor and control remote or mobile assets such as gas wells, propane tanks, pipelines, compressors, storage tanks, offshore platforms, or service vehicles directly from a desktop PC.

         FiberChem/DecisionLink's FCI Environmental Division will continue to develop, manufacture, market and license fiber optic chemical sensors that produce continuous, real-time information on environmental pollutants in the air, water and soil. The FCIE product line has been re-engineered to incorporate Intrex-developed communications technology. These new products offer the environmental monitoring community FiberChem's state-of-the-art sensing technology with all the benefits of satellite communications, including dramatically reduced installation and start-up costs, lower communications charges, ubiquitous coverage and the ability to receive data on a customer-specific Web site.

THE DECISIONLINK STRATEGY

         Building on the strengths of FiberChem and Intrex, the combined Company intends to establish itself as a leading provider of corporate remote asset monitoring, control and data information systems. The Company's SensorFusionO technology integrates the sensing and messaging functions seamlessly through its Universal Data Network (UDN) and, with TCP/IP as its base protocol, it allows an easy interface with most customer-supplied data management systems. SensorFusionO provides an end-to-end solution for clients with remote assets that require cost efficient and time effective monitoring and control.

MARKET STRATEGY

         The Company's marketing strategy is to target large-scale applications where the customer requires the functionality of high technology sensors and integrated communication systems at a low delivery cost.

         The Company believes that markets with these characteristics will provide:

     - Significant recurring revenue potential derived from on-going monitoring and data management fees,

     - Significant revenue potential from the sale of hardware and monitoring software.

MARKET OPPORTUNITIES

         PROPANE TANKS

         There are approximately 15 million commercial and residential propane tanks in the United States alone. Current tank level measurement technology provides rough estimates of tank fuel levels of limited management value. Intrex's patented "GasLink" level monitoring system is accurate within 1%. It will enable a fundamental change in the way propane distribution systems are managed. Distributors will be able to accurately monitor individual tank fuel levels from a central location. This will allow them to use more efficient fuel delivery schedules and better control inventories. This should result in increased customer satisfaction and an up to 25% reduction in delivery costs. In addition, this new level of accuracy may permit distributors to change the billing system from "pay per fill" to a monthly usage based billing system (similar to a billing system for electricity). The resulting information will also allow propane distributors to more cost effectively purchase and store propane. The "GasLink" system has been designed for quick installation on existing tanks without modification to the tanks and without the need to enter an end user's premises.

         The Company has signed a Memorandum of Understanding (MOU) with Cornerstone Propane Partners, LP (NYSE :CNO), the fourth largest propane distributor in the United States, with approximately 460,000 tanks owned or controlled. The MOU sets out the basic terms for a joint venture between the Company and Cornerstone for marketing the propane monitoring system to other major propane delivery companies worldwide. The joint venture will be known as TankSat LC with the Company owning 50% of the venture. Cornerstone also intends to install the "GasLink" system throughout the Cornerstone network.

         Revenue in this market segment will be derived from monthly monitoring and data management fees, and the sale of individual tank monitoring and communication equipment. The Company anticipates its monitoring contracts will be for a minimum of five-year periods. In addition, it is the Company's belief that given the proprietary nature of its technology and systems, once installed it will be difficult for customers to cost justify switching monitoring services.

         OIL PUMPS AND GAS COMPRESSORS

         The oil and gas industry has a critical operational need for accurate measurement and monitoring of operating parameters for oil pumps and pipeline compressors. Intrex has developed "CompressionLink", which is a monitoring and communication device for accurately measuring compressor operational status. Intrex currently has pilot projects underway with Weatherford, Hanover, POI, Universal Compression Argentina and USA Compression, all leading industry suppliers. Intrex is also providing monitoring and communication devices to Weatherford to monitor oil pumps.

         The sensing equipment monitors various operating parameters resulting in the provision of greater operating efficiencies and preventive maintenance information. The communication systems allow pump and compressor service companies to ensure they can maintain throughput and operating "up time" availability. This avoids excessive shutdowns and mechanical damage thereby helping to limit "out of conformity operations".

         Revenue will be derived from recurring monitoring fees and ongoing data management fees as well as from the sale of the monitoring and communication equipment.

         GASOLINE VAPOR DETECTION MARKET

         SENSOR-ON-A-CHIP-Registered Trademark-, jointly developed by FiberChem and Texas Instruments, is an optical analytical spectrometer on a plug-in chip with a standard 20-pin IC package. Applications include environmental, medical and industrial sensing of gases such as carbon monoxide, ethanol, ammonia, hydrocarbons and food contaminants.

         FiberChem has been working with Gilbarco Inc., the largest supplier of gas pumps in the United States, to deploy a low cost sensor for the detection of gasoline vapor in Phase II vapor recovery systems for gasoline dispenser systems. This device is designed to satisfy the requirements of the newly enacted regulations promulgated by the California Air Resources Board. FiberChem estimates there are approximately 100,000 gas stations each with an average of six pumps that will be required to install vapor detection systems. Each pump will require two chips with each chip having an expected life of three years. This would suggest an initial market of 1.2 million chips and a replacement market of approximately 400,000 chips per year. If the industry is to meet the mandated compliance date of April 2001, the Company anticipates that shipments will begin prior to the end of 2000.

         ENVIRONMENTAL MONITORING

         Management believes, based on their knowledge of the industry, that FiberChem with its PetroSense-Registered Trademark- fiber optic based petroleum hydrocarbon sensors is among the world's leaders in the detection of hydrocarbon in vapor and water. The development of this technology as the best available in monitoring of leaks from underground storage tanks (USTs) and aboveground storage tanks (ASTs), pipelines and wastewaters has enabled the Company to build an impressive list of Fortune 500 clients such as Shell, Texaco, GATX, Coastal, Florida Power and the Miami, West Palm Beach and Orlando International Airports.

         The development of this market has been hampered by delays in the enforcement of environmental regulations and the high cost associated with communicating with the sensor units. However, with over 700,000 ASTs and 1.2 million USTs in the United States, combined with a continuing public requirement to reduce environmental pollution, the Company perceives continuing and significant opportunities for its products. Management believes now that Intrex communications technology has been integrated with FiberChem's sensor technology, it will allow the Company to more rapidly realize the potential of this market.

         The Company recently sighed a Memorandum of Understanding with Mainsborne Communications Inc, Vancouver, Canada to develop an interface to the modem in their automated meter-reading device or AMR. The Company intends to market this product to utilities with a large rural based cliental and to developing countries as a low cost method of data recovery and communication for electricity, water and gas usage. The Company considers there is an enormous opportunity in the rapidly growing AMR marketplace and is positioning its technology to become a leader in the communication pathway for remote meter data.

         OTHER MARKETS

         In addition, the Company anticipates pursuing the following market opportunities:

          -    Heavy Machinery and Transportation Asset monitoring;

          -    Sensors for chemical detection and measurement.

CURRENT PRODUCT PORTFOLIO

         SMARTTRANS-TM- , a sophisticated hardware and software package, remotely monitors mobile or fixed industrial assets via satellite or cellular telephone utilizing the Company's LeoLink-TM- and reports operations to the customer on demand through IntrexNet-TM- Universal Data Network

         LEOLINK-TM- is an extremely flexible microcomputer that stores data and is an active control system, and data link manager. It collects data from external electronic components; accepts control commands; controls and monitors the remote equipment; and interfaces to a wide variety of Remote Terminal Units
(RTUs). LeoLink-TM- is supplied as a complete field installable package.

         INTREXNET-TM- is a Universal Data Network that allows customers to send data using multiple input devices or systems such as satellite, cellular, public Internet, or private networks and receive decision-making information through the Internet or private networks, pager networks, or public telephone systems.

         FUELMATE-TM-/DATAMATE-TM- monitors output from intelligent flow meters and electronic engine components which measure multiple functions such as fuel use, rpm, temperature, injector timing, etc. and transmits the data on demand via satellite. DataMate-TM- is a generic version of the FuelMate-TM- and has the ability to be programmed externally to monitor and process any type of digital input signal.

         INTREX ANYWHERE-TM- is a system that allows the IntrexNet-TM- Universal Data Network customer to build a complete data acquisition system using the latest IP and data base tools in conjunction with the latest in wireless and satellite technology without having to invest in people and equipment infrastructure required to build these systems from scratch.

         INTREXNET DATA PORTAL-TM- is a service of the IntrexNEttm Universal Data Network (UDN),which allows customers access to multistranded communications networks using either a Virtual Private Network or a Frame Relay connection to the Universal Data Network. This is a very flexible method for adding value added services to an OEM's portfolio. The IntrexNet Data Portal-TM- allows the Company to provide its client OEMs with private labeled wireless communications services to provide very high quality Internet based data collection and distribution systems

         PETROSENSE-Registered Trademark- CMS-4000 AND CMS-5000 Series are fiber optic based petroleum hydrocarbon sensors, which can detect hydrocarbons in vapor and in water. The Company believes that this product line is the best available technology for monitoring soil vapor and ground water on a real-time basis. These products are now satellite and Internet enabled.

         OILSENSE-Registered Trademark- -4000 AND PHA-100WL replace the now banned Freon-based instruments used to determine the hydrocarbon content of produced water from offshore oil production platforms. This niche market represents a worldwide opportunity for the Company. The OilSense is now satellite and Internet enabled.

         SENSOR-ON-A-CHIP-Registered Trademark- is an optical analytical spectrometer on a plug-in chip with a standard 20-pin IC package. Utilizing standard TI components for ease of design compatibility, these devices incorporate wave-guides onto which a chemical matrix may be coated. The presence of a chemical causes a reversible change in the wave-guide material that is detected and measured. The device is an integral component of the Company's SensorFusion technology.

         GASLINK-SM- is an ultrasound detection and communication device for the measurement of fluid levels in tanks. This product is patented technology and proprietary communication systems. There is a worldwide demand for this product.

         COMPRESSIONLINK-SM- is a sensor and communication technology specifically designed for compressor preventive maintenance control and operational parameters. This is a large market with urgent need in remote oil flow compressor locations.

PROPRIETARY TECHNOLOGY

         The combined Company possesses cutting edge sensor technology, state of the art satellite communication technology, supervisory control and data acquisition systems ("SCADA"), and its Universal Data Network system.

         The Company owns 23 U.S. patents and 15 International patents covering the fundamental elements of both fiber and waveguide based chemical sensors. The Company also owns the key trademarks which identify its products, including Sensor-on-a-Chip-Registered Trademark-, FOCS-Registered Trademark-, PetroSense-Registered Trademark-, OilSense-Registered Trademark-, LeoLink-TM-, SmartTrans-TM-, FuelMate-TM-, DataMate-TM-, EMAP-TM-, DolphinLink-TM-, the IntrexNet Universal Data Network-TM- and Intrex Anywhere-TM-.

         Through a five-year cross licensing agreement with Bosch Telecom GmbH the Company licensed Bosch's proprietary chemistry and platforms with an exclusive right for the medical market and non-exclusive rights as to other markets in North America.

STRONG RECURRING REVENUE MODEL

         The combination of the two companies will accelerate the change in strategy to a serviced-based company with recurring from fee-for-service sales model. This is a fundamental and significant change to the recurring revenue model from one-time sales of sensor equipment to its customers or distributors. Under this strategy, the Company is focused on providing information to its customers on a "fee-for-service" basis. The customer is provided with essential equipment and a monthly service fee is charged for providing information and linking the customer to its assets. In addition, "value-added" services are provided to the customer as data is processed through the Universal Data Network and transmitted to the customer via the Internet providing "real-time" decision making information. Revenues will be tied to multi-year contracts resulting in a repetitive revenue stream to the Company.

                                 FIBERCHEM, INC.
                            1181 Grier Drive, Suite B
                             Las Vegas, Nevada 89119

PROXY

         The undersigned, a holder of Common Stock of FiberChem, Inc., a Delaware corporation (the "Company"), hereby appoints GEOFFREY F. HEWITT and MELVIN W. PELLEY, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on November 29, 2000 and any adjournments thereof, as follows:

1. The election of three (3) Class A members (Geoffrey F. Hewitt, David S. Peachey and Irwin J. Gruverman), three (3) Class B Members (Peter J. Lagergren, Brian A. O'Neil and Walter Haemmerli) and one Class C Director (Trevor Nelson) to the Board of Directors to hold office for staggered terms as provided in the Company's Proxy Statement:

          [ ]  FOR all nominees listed below

          [ ] WITHHOLD AUTHORITY to vote for all nominees listed below. (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS OR HER NAME BELOW)

Geoffrey F. Hewitt, David S. Peachey, Irwin J. Gruverman, Peter J. Lagergren, Brian A. O'Neil, Walter Haemmerli, and Trevor S. Nelson.


2. The adoption of the proposal to amend the Certificate of Incorporation to increase the authorized shares of the Company's Common Stock.

         [  ] FOR          [  ] AGAINST              [  ] ABSTAIN


3. The adoption of the proposal to amend the Certificate of Incorporation authorizing a change in the Company's name to "DecisionLink, Inc."

         [  ] FOR          [  ] AGAINST              [  ] ABSTAIN

4.   To approve and adopt the 2000 Stock Option Plan for the Company.

         [  ] FOR          [  ] AGAINST              [  ] ABSTAIN

5. The ratification of the appointment of Goldstein Golub Kessler LLP as the Company's auditors for the fiscal years ending September 30, 1999 and September 30, 2000.

         [  ] FOR          [  ] AGAINST              [  ] ABSTAIN

6. Upon such other matters as may properly come before the meeting or any adjournments thereof.

         The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSALS 2, 3, 4, 5, AND 6; AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

         The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated October 10, 2000 relating to the Annual Meeting, the 1999 Annual Report to Stockholders for the year ended September 30, 1999, and the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000.

                                                 ------------------------

                                                 ------------------------
                                                 Signature(s) of Stockholder(s)

         The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

Date: ____________, 2000


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                 FIBERCHEM, INC.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE.